EXHIBIT 2



                            CSW COMMUNICATIONS, INC.
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996


REVENUES
      Construction                                      $134,172
      Leased Lines (Fiber Optics)                        484,580
      Miscellaneous                                       59,290
                                                     -----------
                             Total Revenues              678,042

EXPENSES
      General and Administrative                       5,338,327
      Depreciation and Amortization                      554,190
      Interest                                         1,108,225
      Maintenance                                         13,843
                                                     -----------
                             Total Expenses            7,014,585

TAXES
      Federal Income Tax - Current                    (2,778,285)
      Federal Income Tax - Deferred                      422,388
      Taxes Other Than Income                            394,924
                                                     -----------
                                Total Taxes           (1,960,973)

NET INCOME / (LOSS)                                  $(4,375,570)
                                                     ===========